UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  August 14, 2006

PROSPERO MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada	000-50429	33-1059313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York		10022-2511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 937-8442

Corumel Minerals Corp.
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Previous independent accountants

(i)	On August 10, 2006, Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants (“RBSM”) resigned as the independent accountants of Prospero Minerals Corp. (“Prospero”).
(ii)
The report of RBSM on the financial statements for the fiscal year ended March 31, 2005, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. The report of RBSM on the financial statements for the fiscal year ended March 31, 2005 and for the period from July 23, 2002 (Date of Inception) to March 31, 2005 contained an explanatory paragraph related to substantial doubt about the Company’s ability to continue as a going concern.

(iii)	Prospero’s Board of Directors did not recommend the decision to change independent accountants.
(iv)
In connection with its audits for the fiscal year ended March 31, 2005, and through August 10, 2006, there have been no disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(b)	New independent accountants

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Prospero has not engaged a new independent accountant at this time. Prospero is currently looking for a new independent accountant to replace RBSM.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 2, 2006, Howard Shapiro resigned as a Director, the Treasurer, and the Chief Financial Officer of Prospero Minerals Corp., which resulted in one additional vacancy on the board of directors. There are now four vacancies on the board of directors.

The board of directors is currently reviewing candidates to serve as CEO and CFO and expects to announce final decisions in the near future.

Prospero’s current board of directors is consists of the following members:

Edward John Martin ● Mr. Martin (67 years old) has been elected as a director of Prospero since June 20, 2006 and was appointed the Chairman of the Board on July 28, 2006. Since 2001, Mr. Martin has been the CEO of Mangez, Inc. in Dallas Texas, a food services company that Mr. Martin founded.

Dr. Darvie Fenison ● Dr. Fenison (48) has been elected as a director of Prospero since June 20, 2006 and was appointed the Corporate Secretary of Prospero Minerals Corp. on July 28, 2006. Since 1986, Dr. Fenison has been the pastor at East Somerset Baptist Church in Somerset, Kentucky. Dr. Feninson has worked as an advisor and negotiator for several international companies.

Didier Llinas ● Didier Llinas consented to and was re-appointed as a director to the board of directors of Prospero Minerals Corp. on August 14, 2006. Mr. Llinas was a previous director since January 28, 2005 and served on the board and managing director of operations of Lobaye GOLD SARL from August 14, 2004 to May, 2006.

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that Prospero Minerals Corp. was or is a party to in which any of the directors or officers had a direct or indirect material interest, with the exception of the asset purchase agreement with RCA Resources Corporation where by Mr. Llinas received an indirect beneficial interest in 7 million shares of Common Stock in Prospero Minerals Corp. from RCA Resources Corporation as a result of Mr. Llinas being a shareholder in RCA Resources Corporation. See Exhibit 10.7 for more information.

There is no employment agreement between any of the directors or officers and Prospero Minerals Corp. at this time.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.7
Asset Purchase Agreement dated March 31, 2006 between Corumel Minerals Corp. and RCA Resources Corporation filed as an Exhibit to Corumel’s Form 8-K (Current Report) filed on March 31, 2006 and incorporated herein by reference.
Filed
16	Letter to Securities and Exchange Commission dated August 14, 2006 from Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants regarding change in certifying accountant	To be filed later

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROSPERO MINERALS CORP.

By: /s/ Darvie D. Fenison
Darvie D. Fenison - Secretary

Dated: August 14, 2006

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